                                                                EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Hudson Foods, Inc. on Form S-8 (File Nos. 33-36690 and 33-41839) of our report dated October 26, 1994, on our audits of the consolidated financial statements and financial statement schedules of Hudson Foods, Inc. as of October 2, 1993, as restated, and October 1, 1994, and for the years ended October 3, 1992, as restated, October 2, 1993, as restated, and October 1, 1994, which report is included in this Annual Report on Form 10-K.



                                      COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
November 9, 1994